UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 15, 2007
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01 Other Events
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Underwriting Agreement
Opinion and Consent of Baker Botts L.L.P.
Opinion of Baker Botts L.L.P.
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01 Other Events
     On May 15, 2007, Martin Midstream Partners L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with A.G. Edwards & Sons, Inc. (the “Underwriter”) in connection with an underwritten public offering (the “Offering”) of 1,200,000 of its common units (“Common Units”) at a price of $42.25 per Common Unit before an underwriting discount of $1.527 per unit. Pursuant to the Underwriting Agreement, the Partnership has granted the underwriters a 30 day option to purchase up to an additional 180,000 Common Units to cover any over-allotments in connection with the Offering. The Common Units to be sold in the Offering have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s existing shelf registration statement (File No. 333-117023). The closing of the Offering is expected to occur on May 18, 2007, subject to satisfaction of customary closing conditions. The Partnership will use the anticipated net proceeds of $49.8 million from the Offering, plus up to an additional $7.5 million if the Underwriter exercises its over-allotment option in full, to repay a portion of the outstanding indebtedness incurred under its revolving loan facility to fund both $50.0 million in recent acquisitions and $72.3 million in recent expansion capital expenditures. This net proceeds amount includes a capital contribution from the Partnership's general partner of approximately $1.0 million to maintain its 2% general partner interest in the Partnership.
     A copy of the prospectus supplement and related base prospectus for the Offering may be obtained from A.G. Edwards & Sons, Inc., One North Jefferson, St. Louis, Missouri 63103, Telephone 800-278-5373.
     Neither this Current Report, nor the attached press release, constitutes an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement.
     The foregoing description is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, filed herewith are certain legal opinions issued by Baker Botts L.L.P. in connection with the Offering.
Item 7.01. Regulation FD Disclosure.
     On May 15, 2007, the Partnership issued a press release announcing the Offering. A copy of the press release is furnished as an exhibit to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

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     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and not deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement dated as of May 15, 2007 by and among the Partnership and A.G. Edwards & Sons, Inc.
5.1	—	Opinion of Baker Botts L.L.P. as to the legality of the Common Units.
8.1	—	Opinion of Baker Botts L.L.P. as to certain tax matters.
23.1	—	Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1).
99.1	—	Press release dated May 15, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

	By:	Martin Midstream GP LLC,
Its General Partner

Date: May 15, 2007	By:	/s/ Robert D. Bondurant

Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement dated as of May 15, 2007 by and among the Partnership and A.G. Edwards & Sons, Inc.
5.1	—	Opinion of Baker Botts L.L.P. as to the legality of the Common Units.
8.1	—	Opinion of Baker Botts L.L.P. as to certain tax matters.
23.1	—	Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1).
99.1	—	Press release dated May 15, 2007.